SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             IDF INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             IDF INTERNATIONAL, INC.
                              330 West 42nd Street
                                   20th Floor
                            New York, New York 10036

January 14, 1999

To Our Stockholders:

      On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of IDF International, Inc. which will be held at 11:00 a.m. local time on Thursday, February 11, 1999 at the offices of Hayden-Wegman, Inc., 330 W. 42nd Street, New York, New York.

      At the Annual Meeting, you will be asked to consider and vote on the following proposals:

      1. To elect five (5) directors;

      2. To ratify the appointment of Lazar, Levine, & Felix, LLP as the Company's independent certified public accountants for the fiscal year ending July 31, 1999; and

      3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly.

                                        Sincerely,


                                        Robert M. Rubin, Chairman

                             IDF INTERNATIONAL, INC.
                              330 West 42nd Street
                                   20th Floor
                            New York, New York 10036

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 11, 1999

To the Stockholders of IDF INTERNATIONAL, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of IDF International, Inc., a New York corporation, (the "Company" or "IDF") will be held at the offices of Hayden-Wegman, Inc., 330 W. 42nd Street, New York, New York, on Thursday, February 11, 1999 at 11:00 a.m. local time for the purpose of considering and acting upon the following proposals:

      1. To elect five (5) directors;

      2. To ratify the appointment of Lazar, Levine, & Felix, LLP as the Company's independent public accountants for the fiscal year ending July 31, 1999; and

      3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The Board of Directors has fixed the close of business on January 5, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. Accordingly, only holders of Common Stock and Preferred Stock of record on such date will be entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors

Date:    January 14, 1999                 Robert M. Rubin, Chairman


      WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE PROVIDED FOR YOUR USE.

                            IDF INTERNATIONAL, INC.
                              330 West 42nd Street
                                   20th Floor
                            New York, New York 10036

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 11, 1999

                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of IDF International, Inc. (the "Company"), a New York corporation, to be voted at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of Hayden-Wegman, Inc., 330 W. 42nd Street (20th Floor), New York, New York on Thursday, February 11, 1999, at 11:00 a.m. local time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about January 14, 1999.

      Only holders of record of the Company's Common Stock, $.001 par value ("Common Stock") and Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock (the "Preferred Stock,") (collectively, the Common Stock and the Preferred Stock are referred to herein as the "Voting Stock") at the close of business on January 5, 1999 (the "Record Date") are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Voting Stock outstanding and entitled to vote as of the close of business on November 30, 1998 was approximately 12,964,203. Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held and holders of Preferred Stock are entitled to those number of votes equal to the number of shares of Common Stock into which each such share of Preferred Stock is convertible.

      At the Annual Meeting, stockholders will be asked to consider and vote upon (1) the election of one director to serve a one year term as Class I Director; two directors each to serve a two year term as Class II Directors; and two directors each to serve a three year term as Class III Directors; and (2) the ratification of the appointment of Lazar, Levine & Felix, LLP as the Company's independent auditors for the fiscal year ending July 31, 1999 (the "Independent Auditors Proposal"). At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

                          QUORUM AND VOTE REQUIREMENTS

      The presence, in person or by proxy, of holders of record of a majority of the shares of Voting Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Proxies submitted with votes withheld for the election of directors, abstentions and broker non-votes are included in determining whether a quorum is present. Directors are elected by a plurality of votes cast. Approval of the Independent Auditors Proposal and all other matters to properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast by holders of Voting Stock entitled to vote at the Annual Meeting. Votes withheld have no impact on the election of Directors except to reduce the number of votes for the nominees. Abstentions are not counted in tabulating the number of votes cast for the Independent Auditors' Proposal and any other matters properly brought before the Annual Meeting. Broker non-votes are counted only for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on all proposals to be acted upon at the Annual Meeting.

                           SOLICITATION AND REVOCATION

      All Voting Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted (1) in favor of the nominees for election as directors named below and (2) FOR the Independent Auditors Proposal and in accordance with the proxy holder's discretion as to any other business raised at the Annual Meeting. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

      The Company will bear its own cost of the solicitation of proxies. Proxies will be solicited initially by mail. Further solicitation my be made by directors, officers and employees of the Company personally, by telephone or otherwise, but any such person will not be specifically compensated for such services. The Company also intends to make, through banks, brokers or other persons, a solicitation of proxies of beneficial holders of the Voting Stock. Upon request, the Company will reimburse brokers, dealers, banks and similar entities acting as nominee for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Voting Stock which such persons hold of record.

                      PROPOSAL NO. 1. ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of five members. Pursuant to the Company's By-Laws, the Board of Directors is classified into three classes. The following table sets forth certain information with respect to the nominee for election as Class I Director (Lembit Kald) for a one year term expiring at the 2000 Annual Meeting of Stockholders; two nominees for election as Class II Directors (Lawrence Kaplan and Sergio Luciani) for a two year term expiring at the 2001 Annual Meeting of Stockholders; and two nominees for election as Class III Directors (Robert Rubin and Solon Kandel) for a three year term expiring at the 2002 Annual Meeting of Stockholders for election to the Board of Directors. The Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the Board of Directors will either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. All Directors shall be elected by a plurality of the votes cast.

                               Principal Occupation and Position
     Name         Age                   with the Company            Director Since
     ----         ---                   ----------------            --------------
Robert M. Rubin   57    Chairman of the Board of Directors and
                        Nominee for Class III Director               August 1996

Lembit Kald       74    Director and Nominee for Class I Director;
                        Executive Vice President                     November 1993

Lawrence Kaplan   54    Director and Nominee for Class II Director   August 1996

Solon L. Kandel   37    Director and Nominee for Class III
                        Director; President and Chief Executive
                        Officer                                      September 1997

Sergio Luciani    47    Director and Nominee for Class II
                        Director; Executive Vice President           September 1997

      Set forth below is a brief background of the directors of the Company, based on information supplied by them:

      Robert M. Rubin. Mr. Rubin has served as director of the Company since August 1996 and as Chairman of Board of the Company since September 1997. Mr. Rubin has also served as the Chairman of the Board Directors of American United Global, Inc. ("AUGI") since May 1991, and was its Chief Executive Officer from May 1991 to January 1, 1994. Between October, 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of AUGI and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of AUGI and its subsidiaries. From January 19, 1996, Mr. Rubin has served as Chairman of the Board and President and Chief Executive Officer of AUGI. AUGI owns approximately 62% of the outstanding Common Stock of the Company. Mr. Rubin is Chairman of the Board, Chief Executive Officer and a stockholder of ERD Waste Technology, Inc. ("ERD"), a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous waste and hazardous waste. In September 1997, ERD filed for protection under the provisions of Chapter 11 of the federal bankruptcy act. Mr. Rubin is a former director and Vice Chairman, and currently a minority stockholder, of American Complex Care, Incorporated ("ACC"), a public company formerly engaged in providing on-site health care services, including intradermal infusion therapies. In April 1995, ACC's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Rubin is also the Chairman of the Board of Western Power & Equipment Corp. ("Western"). AUGI owns approximately 56.6% of the outstanding common stock of Western. Mr. Rubin is also a director and a minority stockholder of Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems; Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products; and Medi-Merg, Inc., a Canadian management company for hospital emergency rooms and out-patient facilities.

      Lembit Kald. Mr. Kald has served as director of the Company since November 1993. Mr. Kald also serves as Executive Vice President of the Company and Chief Executive Officer of Hayden-Wegman, Inc., a wholly-owned subsidiary of IDF ("Hayden-Wegman"). Mr. Kald has been associated with Hayden-Wegman since 1979. From 1979 through April 1996, he was Chief Engineer of Hayden-Wegman. Since May 1996, he has been Chief Executive Officer and Chief Engineer of Hayden-Wegman. Mr. Kald is licensed as a professional engineer in five states and has over 47 years of experience in all aspects of design and construction management of structural, transportation, civil and environmental engineering projects, is a member of numerous professional societies and has published several professional articles.

      Lawrence E. Kaplan. Mr. Kaplan has served as director of the Company since August 1996. Mr. Kaplan is a registered representative officer, director and sole stockholder of Gro-Vest, Inc., a brokerage firm. Mr. Kaplan has served as a director of AUGI since February 1993. He is also a director of Playorena and PARK Group, both blank check companies which were formed to look for merger opportunities. He is also an officer and director of Osteoimplant Technology, a manufacturer of orthopedic devices and total joint implants.

      Solon L. Kandel. Mr. Kandel has served as a director of the Company since September 1997. Mr. Kandel also currently serves as President and Chief Executive Officer of the Company. He served as President and Chief Executive Officer of TechStar Communications, Inc., a wholly-owned subsidiary of the Company ("TechStar") from May 1997 until August 1997. From January 1997 to May 1997, when it merged into AUGI, Mr. Kandel served as the President of Arcadia Consulting Services, Inc., a company that was under exclusive contract with AUGI to assist in developing and managing its business. From 1992 to December 1996, Mr. Kandel served in various management capacities with AT&T Wireless (formerly McCaw Cellular Communications, Inc.). From 1992 to 1995, Mr., Kandel served as a Senior Attorney for AT&T Wireless, supporting all aspects of the company's business, including its executive management, engineering, marketing, sales, information systems, finance, human resources and customer service divisions. Mr. Kandel was also responsible for ensuring successful leasing, zoning and litigation management for the company's cellular system and for completing several critical special projects. In June 1995, Mr. Kandel was appointed Director of Real Estate for the entire AT&T Wireless Northeast Region (Maine to Virginia). He also assumed national responsibility for the acquisition of bulk real estate. While serving as the Regional Director, Mr. Kandel helped plan, organize, acquire resources for and manage all aspects of the start-up, budgeting, staffing, outsourcing, deployment, design, acquisition and construction of AT&T Wireless' new PCS systems in the Boston/Rhode Island, Philadelphia/Wilmington and Washington/Baltimore metropolitan areas.

      Sergio Luciani. Mr. Luciani has served as a director of the Company since September 1997. Mr. Luciani also currently serves as the Company's Executive Vice President. He also has served as Chief Executive Officer of TechStar since August 1997. From August 1997 to

December 1997, he also served as President of TechStar. Mr. Luciani has also been Vice President and Chief Financial Officer of TechStar since its formation as Broadcast Tower Sites, Inc. in 1994 until August 1997 and was a principal stockholder of TechStar at the time of its December 1996 sale to AUGI. From 1990 to 1994, Mr. Luciani was President of Nanosystems, SRL, an engineering software company located in Italy. He is an adjunct Professor of International Finance at The American University in Washington, D.C.

Recommendation and Vote

      The Board unanimously recommend a vote for the election of the Nominees to the Board of Directors.

                DIRECTORS; COMPENSATION OF DIRECTORS

      The Board of Directors held four meetings during the fiscal year ended July 31, 1998 ("Fiscal 1998"), and all directors attended at least 75% of those meetings of the Board of Directors and all committees on which they served. Directors of the Company, including management directors, do not receive annual directors' fees for attendance at Board of Directors meetings, but they are reimbursed for actual expenses incurred in respect of such attendance.

      The Board of Directors has an Audit Committee, whose members are Messrs. Rubin, Kaplan and Kandel. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee did not meet in Fiscal 1998. The Board of Directors also has a Compensation Committee, whose members are Messrs. Kald, Kaplan and Luciani. The Compensation Committee reviews and makes recommendations regarding employee and consultant compensation matters as well as administers the Company's Stock Option Plan. The Compensation Committee did not meet in Fiscal 1998. The Board of Directors does not have a nominating committee.

                            OTHER EXECUTIVE OFFICERS

      Simantov Moskona. Mr. Moskona, age 47, currently serves as Executive Vice President of IDF and, since January 1998, as President and Chief Operating Officer of Techstar. He served as Executive Vice President of TechStar between August 1997 and December 1997. He served as Executive Vice President and Chief Operating Officer of TechStar between December 1996 and August 1997. Prior to December 1996, Mr. Moskona served in various senior executive positions of TechStar. He was a principal stockholder of TechStar at the time of its December 1996 sale to AUGI. Prior to this, Mr. Moskona was a Senior Systems Analyst for Teledyne and a consultant for A.I.D., the FDIC and the Department of Education. Mr. Moskona was involved in the early development of wireless communications networks both nationally and internationally. He has substantial experience in the development and implementation of the various platforms and was involved in launching various new systems, including one of the pioneering PCS licenses.

      Robert N. Harvey. Mr. Harvey, age 52, has served as President of Hayden-Wegman since September 1998. Prior thereto, from 1995 to September 1998, Mr. Harvey was employed by Professional Assistance and Consulting, Inc. a full-service construction management firm, most recently as Executive Vice President. He served as a member of a Steering Committee of the Working Group of the Federal Government Interagency Committee formed in reaction to the US Embassy, Oklahoma City and World Trade Center bombings to set security standards/guidelines for Federal buildings world-wide. Mr. Harvey was manager of the Executive Office of Capital Programs at the Port Authority of New York and New Jersey from 1985-1995 and directed a review program that reported results to the Port Authority Board of Commissioners. Mr. Harvey is a graduate of the Massachusetts Institute of Technology and a licensed professional engineer in three (3) states and has over 28 years of experience in all aspects of design and project/program/ construction management, transportation, civil and building projects. He also is a member of numerous professional societies and has published several professional articles.

      Michael J. Losch. Mr. Losch, age 43, has served as Chief Financial Officer and Chief Operating Officer of IDF since September 1998. Prior to joining IDF, from 1997-September 1998, Mr. Losch was Vice President (Finance and Administration) and Chief Financial Officer of Cardre, Inc., a cosmetics manufacturing company. Prior thereto, Mr. Losch was a Financial and Technical Consultant to Your First Choice Communications, Inc., a cellular telephone company. From 1978-1997, Mr. Losch served in various capacities with Bell Atlantic Corporation including Executive Director for Bell Atlantic-NJ's Cable Telecom Project (1995-1996) and Chief Financial Officer of Bell Atlantic-NJ (1993-1995). In addition, in 1996 and 1997, he served as Special Assistant to the New Jersey Government Office of Business Ombudsman, on loan from Bell Atlantic, where he assisted in new business development in the State of New Jersey.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of November 27, 1998 with respect to beneficial ownership of shares of Voting Stock owned by each director, each of the named executive officers in the Summary Compensation Table herein, all executive officers and directors as a group and each person known to the Company to beneficially own five percent or more of the outstanding shares of Voting Stock of the Company.

                                                    Amount and               Percent of
                    Name and Address                Nature of               Outstanding
                         of the                     Beneficial    Percent      Voting
Title of Class      Beneficial Owner               Ownership(1)   of Class   Securities
--------------      ----------------               ------------   --------   ----------
Common Stock        American United Global, Inc.    6,171,553       62.2%       47.6%
                    11130 NE 33rd Place
                    Suite 250
                    Bellevue, WA  98004 (2)

Common Stock        Lembit Kald
                    Hayden-Wegman, Inc.
                    330 West 42nd Street
                    New York, NY  10036               112,580        1.1%         *

Common Stock        Lawrence Kaplan
                    Gro-Vest, Inc.
                    150 Vanderbilt Motor Pkwy.
                    Suite 311
                    Hauppauge, NY  11788 (3)          496,492        5.0%        3.8%

Common Stock        Solon L. Kandel
                    IDF International, Inc.
                    330 West 42nd Street
                    New York, NY  10036 (4)            71,379          *          *

Common Stock        Sergio Luciani
                    TechStar Communications, Inc.
                    8403 Colesville Road
                    16th Floor
                    Silver Spring, MD  20910 (4)       71,379          *          *

Common Stock        Simantov Moskona
                    TechStar Communications, Inc.
                    8403 Colesville Road
                    16th Floor
                    Silver Spring, MD  20910 (4)       71,379          *          *

Common Stock        Robert Harvey
                    Hayden-Wegman, Inc.
                    330 West 42nd Street
                    New York, NY  10036                     0          0%          0%

Common Stock        Michael Losch
                    IDF International, Inc.
                    330 West 42nd Street
                    New York, NY  10036                     0          0%          0%

Common Stock        Robert M. Rubin
                    6060 Kings Gate Circle
                    Del Rey Beach, FL  33484          874,659        8.8%        6.7%

Common Stock        All directors and executive
                    officers as a group (8 persons) 1,697,868       17.1%       13.1%

                                                    Amount and               Percent of
                    Name and Address                Nature of               Outstanding
                         of the                     Beneficial    Percent      Voting
Title of Class      Beneficial Owner               Ownership(1)   of Class   Securities
--------------      ----------------               ------------   --------   ----------
Series A-1          Solon L. Kandel                   171,733       13.9%        1.3%
Preferred Stock     IDF International, Inc.
                    330 West 42nd Street
                    New York, NY  10036 (5)

Series A-1          Sergio Luciani                    171,733       13.9%        1.3%
Preferred Stock     TechStar Communications, Inc.
                    8403 Colesville Road
                    16th Floor
                    Silver Spring, MD  20910 (5)

Series A-1          Simantov Moskona                  171,733       13.9%        1.3%
Preferred Stock     TechStar Communications, Inc.
                    8403 Colesville Road
                    16th Floor
                    Silver Spring, MD  20910 (4)

Series A-1          Robert M. Rubin                    56,095        4.5%         *
Preferred Stock     6060 Kings Gate Circle
                    Del Rey Beach, FL  33484

Series A-1          Lawrence Kaplan                   135,991       11.0%        1.0%
Preferred Stock     Gro-Vest, Inc.
                    150 Vanderbilt Motor Parkway
                    Suite 311
                    Hauppauge, NY  11788 (5)

Series A-1          All directors and executive       707,285       57.2%        5.5%
Preferred Stock     officers as a group (8 persons)

Series B            Robert M. Rubin                   400,000       100%         3.1%
Preferred Stock     6060 Kings Gate Circle
                    Del Rey Beach, FL  33484

*     Less than one percent.

(1) Except to the extent otherwise indicated, to the best of IDF's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2) Robert M. Rubin, Chairman of the Board and a director of IDF, is the Chairman of the Board and Chief Executive Officer of AUGI and is a principal beneficial owner of the common stock of AUGI. Lawrence Kaplan, a director of IDF, is a director of AUGI.

(3) Includes 209,000 shares owned by Helaine Kaplan, the wife of Lawrence Kaplan, with respect to which shares Mr. Kaplan has beneficial ownership.

(4) Includes 71,379 shares issuable to each identified person upon exercise of currently exercisable stock options granted under employment agreements with IDF dated August 25, 1997.

(5) The Series A-1 Preferred Stock votes with the Common Stock, with each share of Series A-1 Preferred Stock having the same number of votes as equals the number of shares of Common Stock into which it is convertible (currently one to one).

(6) The Series B Preferred Stock votes with the Common Stock, with each share of Series B Preferred Stock having the same number of votes as equals the number of shares of Common Stock into which it is convertible (currently one to one).

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based on a review of Forms 3, 4 and 5 submitted to the Company during and with respect to Fiscal 1998, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") were timely filed, except that Messrs. Rubin and Luciani each were late in filing a Form 3 reporting initial beneficial ownership upon the effectiveness of the Company's registration under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table shows for the fiscal years ended July 31, 1998, June 30, 1997 and June30, 1996, certain compensation information as to the Chief Executive Officer of the Company and each executive officer of the Company who served as an executive officer during Fiscal 1998, and whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                               Annual Compensation                      Long-Term Compensation
                                               -------------------                      ----------------------
                                                                                            Awards  Payouts
                                                                                            ------  -------
                                                                                         Securities
                                                                            Restricted   Underlying    LTIP
                                  Fiscal                       Other Annual    Stock       Options     Pay-     All Other
Name and Principal Position        Year     Salary     Bonus   Compensation   Award(s)      /SAR       outs   Compensation
---------------------------        ----     ------     -----   ------------   --------      ----       ----   ------------
Solon Kandel, President and        1996        --        --         --          --            --        --         --
Chief Executive Officer of         1997    $ 30,000      --         --          --            --        --         --
IDF (1)                            1998    $192,880      --         --          --         285,517      --     $7,200(3)

Sergio Luciani, Executive          1996        --        --         --          --            --        --         --
Vice President of IDF and          1997    $ 95,885      --         --          --            --        --         --
Chief Executive Officer of         1998    $192,880      --         --          --         285,517      --     $8,400(4)
TechStar  (1)

Simantov Moskona,                  1996        --        --         --          --            --        --         --
Executive Vice President           1997    $ 99,804      --         --          --            --        --         --
of IDF and President and           1998    $192,880      --         --          --         285,517      --     $8,400(4)
Chief Operating Officer
of TechStar (1)

Lembit Kald, President and         1996    $130,400      --         --          --            --        --         --
Chief Executive Officer of         1997    $129,950    $8,950       --          --            --        --         --
Hayden-Wegman                      1998    $175,000      --         --          --            --        --         --

Donald Shipley (2)                 1996    $119,392      --         --          --            --        --         --
                                   1997    $115,000    $8,950       --          --            --        --         --
                                   1998    $115,000      --         --          --            --        --         --

(1) Each of the officers joined IDF during the fiscal year ended June 30, 1997. Each of the officers have executed an employment agreement dated as of August 25, 1997. Options granted during Fiscal 1998 pursuant to such employment agreements are subject to vesting conditions. See "Employment and Consulting Agreements" below.

(2) Donald Shipley resigned as Chief Financial Officer of Hayden-Wegman and TechStar in September 1998.

(3)   Represents an automobile allowance of $7,200.

(4)   Represents an automobile allowance of $8,400.

Employment and Consulting Agreements

      Pursuant to that certain Agreement and Plan of Merger, dated July 31, 1997 (the "Merger Agreement") between AUGI, IDF, TechStar and Hayden-Wegman, and concurrent with the consummation of the merger effected pursuant to the Merger Agreement (the "Merger"), (i)Solon Kandel executed an employment agreement with the Company, which superseded his employment agreement with TechStar, (ii)each of Sergio Luciani and Simantov Moskona executed employment agreements with the Company and TechStar, which superseded their respective employment agreements with TechStar, and (iii)Lembit Kald executed an employment agreement with the Company and Hayden-Wegman. The foregoing new employment agreements, each dated as of August25, 1997, require continued service to the Company and shall continue through November 30, 2000, and thereafter shall automatically be renewed for additional terms of one year each unless either party thereto gives written notice of termination to the other party not less than 90 days prior to the end of any term. Under the terms of such employment agreements each of Messrs. Kandel, Luciani and Moskona shall receive a base salary of $180,000 per annum through November 30, 1997, and $200,000, $225,000 and $250,000 per annum for each of the following three years, respectively, plus customary fringe benefits, including medical insurance and the payment of automobile leases. The contemplated increase to $250,000 for the period of December 1, 1999 through November 30, 2000 is subject to the Company achieving certain performance and income targets, as set forth in the employment agreements. Mr. Kald shall receive a base salary of $180,000 per annum for each year of the contract through November 30, 2000, plus customary fringe benefits, including medical insurance and the payment of an automobile lease.

      In connection with the Company's acquisition of TechStar, each of Messrs. Kandel, Luciani and Moskona also received, under the terms of their respective employment agreements, the grant of options to purchase a maximum aggregate of 285,517 shares of the Common Stock (856,550 total) at an exercise price of $1.25 per share (the "Options"). The vesting conditions of the Options are as follows:
(i)25% of the Options vested immediately on the effective date of the employment agreements and (ii)up to a maximum of 25% shall vest in each of June30, 1998, June30, 1999 and June30, 2000, respectively, provided that certain performance and income targets are met by the Company. The options immediately vest if (i) at any time prior to June 30, 2000, IDF shall effect a sale of all or substantially all of its shares of capital stock or assets to any unaffiliated third party, (ii) at any time prior to June 30, 2000, IDF shall consummate an underwritten public offering of securities of IDF pursuant to which it shall receive gross proceeds of $15 million or more (a "Qualified Public Offering"), then the options shall vest pursuant to a formula depending on the level of gross proceeds of the Qualified Public Offering and (iii) prior to June 30, 2000, if pursuant to the employment agreement, employment is terminated by the employee or employer for any reason other than (x) for cause, (y) resignation or voluntary termination (except from a constructive termination) of his employment with the employer for any reasons other than a breach by the employer to the employee of its obligations to the employee or (z) upon the mutual written agreement of the employer and employee. In addition, in the event that certain performance and income targets are met for the cumulative three-year period ended June 30, 2000, any remaining options not yet then vested shall vest.

      No options vested in June 30, 1998 as performance and income targets were not met.

      The options shall have a term expiring on a date which shall be the earlier to occur of (i) July 1, 2000 or (ii) November 30, 2002 for those options which were vested.

      In the event that any of such options terminate or are canceled without having been vested and timely exercised, AUGI will be entitled to receive, in accordance with the Merger Agreement, that number of shares of Common Stock which shall be equal to the number of shares not issued as a result of the termination or cancellation of these options.

      On August 25, 1997, Robert Rubin entered into a three year consulting agreement with the Company. Under such consulting agreement, Mr. Rubin is required to devote 10% of his business time to the provision of consulting services to the Company, TechStar and Hayden-Wegman, and he shall receive an annual consulting fee of $75,000. At a Board of Directors meeting held in September 1997, it was determined that Mr. Rubin's consulting agreement should be converted into an employment agreement with the Company based upon equivalent financial terms.

      IDF executed a consulting agreement as of August 1, 1998 with a company controlled by an officer and director of AUGI for a term up to three years. For the first eighteen months, IDF pays $6,250 per month. Upon the attainment of certain performance events, IDF is obligated to issue stock options and/or additional cash compensation.

            OPTION GRANTS DURING THE FISCAL YEAR ENDED JULY 31, 1998

      The following table sets forth individual grants of stock options by the Company to the Named Executive Officers during the fiscal year ended July 31, 1998.

                        Number of       % of Total
                       Securities    Options Granted
                       Underlying    to Employees in     Exercise
Name                Options Granted    Fiscal Year     Price ($/sh.)  Expiration Date
----                ---------------    -----------     -------------  ---------------
Solon Kandel (1)        285,517           33.3%           $1.25       November 30, 2002

Sergio Luciani (1)      285,517           33.3%           $1.25       November 30, 2002

Simantov Moskona (1)    285,517           33.3%           $1.25       November 30, 2002

(1) The options were granted pursuant to employment agreements dated as of August 25, 1997. Options are subject to vesting conditions. As of October 31, 1998, each individual had vested options to purchase 71,379 shares of Common Stock. See "Employment and Consulting Agreements".


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

      The following table sets forth for each of the Named Executive Officers information regarding stock option exercises during the fiscal year ended July 31, 1998, as well as the fiscal year end value of unexercised options for each such person:

                                                        Number of Securities       Value of Unexercised
                                                      Underlying Unexercised           In-the Money
                  Shares Acquired                         Options/SARs at             Options/SARs at
Name                on Exercise     Value Realized        Fiscal Year End             Fiscal Year End
----                -----------     --------------        ---------------             ---------------
                                                    Exercisable/Unexercisable    Exercisable/Unexercisable
Solon Kandel            --                --           71,379      --                $0          --

Sergio Luciani          --                --           71,379      --                $0          --

Simantov Moskona        --                --           71,379      --                $0          --

      No options were exercised by any of the Named Executive Officers during the fiscal year ended July 31, 1998. The options held by the Named Executive Officers above have an exercise price of $1.25 per share. The value of a share of Common Stock as quoted on the OTC Electronic Bulletin Board at July 31, 1998 was $1.00.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 1996, AUGI acquired TechStar and issued to the former TechStar shareholders an aggregate of 507,246 shares of AUGI common stock, paid $780,000 in cash and delivered three year AUGI notes aggregating $600,000. In a related transaction, in April 1997 AUGI also acquired Arcadia Consulting, Inc., a company formed by Solon L. Kandel for the purpose of providing consulting services to clients in the wireless telecommunications industry. AUGI paid $220,000 and issued to Mr. Kandel 192,754 shares of AUGI common stock. Subsequent to such acquisitions, the former stockholders of TechStar publicly sold an aggregate of 331,346 of their 507,246 shares of AUGI common stock, and Mr. Kandel publicly sold all of his 192,754 shares of AUGI common stock.

      In August 1997, a controlling interest in the Company was acquired by TechStar, a wholly-owned subsidiary of AUGI (the "Acquisition"). Prior to such transaction, IDF's sole business was its ownership of Hayden-Wegman. Under the terms of the Acquisition, AUGI transferred, through a merger with an IDF acquisition subsidiary, 100% of the capital stock of TechStar to IDF in exchange for approximately 6.1 million shares of IDF Common Stock, representing approximately 62% of the outstanding IDF Common Stock. As a result of this Acquisition transaction, TechStar became a wholly-owned subsidiary of the Company, which itself became a subsidiary of AUGI. In connection with the Acquisition, TechStar assumed an aggregate of $300,000 of promissory notes due from AUGI to certain shareholders of TechStar, including Sergio Luciani and Simantov Moskona. The unsecured notes bear interest at a rate of 8% per annum and are due December 1999.

      As a condition to the Acquisition of TechStar by the Company, the Company sold approximately $3,000,000 principal amount of the Company's Senior Subordinate Convertible Notes (the "Notes) in a private placement. As an additional condition to the Acquisition, Robert Rubin converted an existing $800,000 principal loan to the Company into a principal note of the Company (the "Rubin Note"). All of the outstanding Notes, including Notes which were held by Messrs. Kandel, Luciani and Moskona, were converted into shares of Series A and Series A-1 Preferred Stock. In addition, Mr. Rubin converted the Rubin Note into 400,000 shares of Series B Preferred Stock and approximately $32,000 of accrued interest thereunder into Series A-1 Preferred Stock.

      Certain members of the IDF Board of Directors and significant shareholders have committed to loan up to $1,000,000 to IDF when requested by IDF for its working capital needs. As part of that commitment, Robert Rubin loaned IDF, in October 1998, $250,000 at an interest rate of 8% per annum, and as of November 30, 1998, AUGI had loaned IDF a total of $400,000.

      PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1999

      The Board of Directors of the Company has appointed the firm of Lazar, Levine & Felix, LLP ("Lazar Levine") as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 1999, subject to ratification by the stockholders of the Company. The Company expects representatives of Lazar Levine to be present at the Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

Recommendation and Vote

      Approval of the Independent Auditors Proposal requires the affirmative vote of a majority of the votes cast by holders of Common Stock entitled to vote at the Annual Meeting.

      The Board Of Directors Unanimously Recommends That Stockholders Vote For The Approval Of The Independent Auditors Proposal.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholder proposals to be included in the Company's Proxy Statement with respect to the 2000 Annual Meeting of Stockholders must be received by the Company at its executive offices located at 330 West 42nd Street, 20th Floor, New York, New York 10036 no later than September 14, 1999.

                              DISCRETIONARY VOTING

      A duly executed proxy given in connection with the Company's 2000 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the registrant does not have written notice on or before December 31, 1999, which date is forty-five days before the calendar date on which the Company first mailed its proxy materials for its 1999 Annual Meeting of Stockholders, without advice in the Company's proxy statement as to the nature of such matter.

                          OTHER BUSINESS OF THE MEETING

      The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management of the company is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with discretion with respect thereto.

                             ADDITIONAL INFORMATION

      COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JULY 31, 1998 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN

REQUEST TO THE CHIEF FINANCIAL OFFICER, IDF INTERNATIONAL, INC., 330 WEST 42ND STREET, 20TH FLOOR, NEW YORK, NEW YORK 10036.

                                        By Order of the Board of Directors


                                        Robert M. Rubin, Chairman
January 14, 1999

                            IDF INTERNATIONAL, INC.
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 11, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael Losch and Robert Harvey, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of IDF International, Inc., to be held February 11, 1999, and at any adjournment or adjournments thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.


Please provide new address, if applicable.

________________________________

________________________________

________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

  1. ELECTION OF DIRECTORS:

                        [ ] FOR ALL NOMINEES   [ ] WITHHOLD   [ ] FOR ALL EXCEPT

    Robert M. Rubin
    Lembit Kald
    Lawrence Kaplan
    Solon L. Kandel
    Sergio Luciani

    IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE(S), MARK
    THE "FOR ALL EXCEPT" BOX ABOVE AND STRIKE A LINE THROUGH THE NAME(S) OF
    THE NOMINEE(S) YOU DO NOT WISH TO VOTE FOR. YOUR SHARES WILL BE VOTED FOR
    THE REMAINING NOMINEE(S).


 2. RATIFICATION OF THE SELECTION OF   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    LAZAR, LEVINE & FELIX, LLP AS INDEPENDENT
    AUDITORS.


    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
    BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY
    EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF
    NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    Mark box at right if an address change has been noted on the reverse side of this card.
                                                              [ ]

    Please be sure to sign and date this Proxy.      Date____________________

    Stockholder sign here                            Co-owner sign here